Exhibit 99.1

OP BANCORP REPORTS NET INCOME FOR 2024 THIRD QUARTER
OF $5.4 MILLION AND DILUTED EARNINGS PER SHARE OF $0.36

2024 Third Quarter Highlights compared with 2024 Second Quarter:
•Financial Results:
◦Net income of $5.4 million, no change compared to $5.4 million
◦Diluted earnings per share of $0.36, no change compared to $0.36
◦Net interest income of $16.5 million, compared to $16.2 million
◦Net interest margin of 2.95%, compared to 2.96%
◦Provision for credit losses of $448 thousand, compared to $617 thousand
◦Total assets of $2.39 billion, a 4.2% increase compared to $2.29 billion
◦Gross loans of $1.93 billion, a 3.3% increase compared to $1.87 billion
◦Total deposits of $2.06 billion, a 6.4% increase compared to $1.94 billion
•Credit Quality:
◦Allowance for credit losses to gross loans of 1.19%, compared to 1.22%
◦Net charge-offs (recoveries)(1) to average gross loans(2) of 0.01%, compared to (0.00)%
◦Loans past due 30-89 days to gross loans of 0.53%, compared to 0.36%
◦Nonperforming loans to gross loans of 0.19%, compared to 0.23%
◦Criticized loans(3) to gross loans of 0.85%, compared to 0.88%
•Capital Levels:
◦Remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 11.57%
◦Book value per common share increased to $13.75, compared to $13.23
◦Repurchased 4,610 shares of common stock at an average price of $10.09 per share
◦Paid quarterly cash dividend of $0.12 per share for the periods
___________________________________________________________
(1)    Annualized.
(2)    Includes loans held for sale.
(3)    Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, October 24, 2024 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported its financial results for the third quarter of 2024. Net income remained relatively the same for both the third quarter and second quarter of 2024 at $5.4 million, or $0.36 per diluted common share, compared with $5.1 million, or $0.33 per diluted common share, for the third quarter of 2023.

Min Kim, President and Chief Executive Officer:

“We continued to grow our loans and deposits at double digit annualized rates in this quarter while maintaining ample liquidity, stable net interest margin, and strong credit quality. As the Fed's easing cycle began in the quarter, the pressure on funding cost and net interest margin is diminishing, and we believe we are well positioned to prolong our growth and performance to achieve our long term strategic goals ,” said Min Kim, President and Chief Executive.

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Quarter			% Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
Selected Income Statement Data:
Net interest income	$16,506	$16,194	$17,313	1.9%	(4.7)%
Provision for credit losses	448	617	1,359	(27.4)	(67.0)
Noninterest income	4,240	4,184	2,601	1.3	63.0
Noninterest expense	12,720	12,189	11,535	4.4	10.3
Income tax expense	2,142	2,136	1,899	0.3	12.8
Net income	5,436	5,436	5,121	—	6.2
Diluted earnings per share	0.36	0.36	0.33	—	9.1
Selected Balance Sheet Data:
Gross loans	$1,931,007	$1,870,106	$1,759,525	3.3%	9.7%
Total deposits	2,064,603	1,940,821	1,825,171	6.4	13.1
Total assets	2,387,980	2,290,680	2,142,675	4.2	11.4
Average loans(1)	1,905,952	1,843,284	1,740,188	3.4	9.5
Average deposits	1,998,633	1,970,320	1,821,361	1.4	9.7
Credit Quality:
Nonperforming loans	$3,620	$4,389	$4,211	(17.5)%	(14.0)%
Nonperforming loans to gross loans	0.19%	0.23%	0.24%	(0.04)	(0.05)
Criticized loans(2) to gross loans	0.85	0.88	0.78	(0.03)	0.07
Net charge-offs (recoveries)(3) to average gross loans(1)	0.01	(0.00)	0.11	0.01	(0.10)
Allowance for credit losses to gross loans	1.19	1.22	1.23	(0.03)	(0.04)
Allowance for credit losses to nonperforming loans	634	519	513	115.00	121.00
Financial Ratios:
Return on average assets(3)	0.94%	0.95%	0.96%	(0.01)%	(0.02)%
Return on average equity(3)	10.95	11.23	11.07	(0.28)	(0.12)
Net interest margin(3)	2.95	2.96	3.38	(0.01)	(0.43)
Efficiency ratio(4)	61.31	59.81	57.92	1.50	3.39
Common equity tier 1 capital ratio	11.57	12.01	12.09	(0.44)	(0.52)
Leverage ratio	9.30	9.28	9.63	0.02	(0.33)
Book value per common share	$13.75	$13.23	$12.17	3.9	13.0

(1)Includes loans held for sale.
(2)Includes special mention, substandard, doubtful, and loss categories.
(3)Annualized.
(4)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
Interest Income
Interest income	$35,299	$34,357	$31,186	2.7%	13.2%
Interest expense	18,793	18,163	13,873	3.5	35.5
Net interest income	$16,506	$16,194	$17,313	1.9%	(4.7)%

($ in thousands)	For the Three Months Ended						Yield Change 3Q2024 vs.
	3Q2024		2Q2024		3Q2023
	Interest and Fees	Yield/Rate(1)	Interest and Fees	Yield/Rate(1)	Interest and Fees	Yield/Rate(1)	2Q2024	3Q2023
Interest-earning Assets:
Loans	$31,885	6.66%	$30,605	6.67%	$28,250	6.45%	(0.01)%	0.21%
Total interest-earning assets	35,299	6.30	34,357	6.29	31,186	6.08	0.01	0.22
Interest-bearing Liabilities:
Interest-bearing deposits	17,921	4.85	17,343	4.84	13,006	4.22	0.01	0.63
Total interest-bearing liabilities	18,793	4.82	18,163	4.81	13,873	4.23	0.01	0.59
Ratios:
Net interest income / interest rate spreads	16,506	1.48	16,194	1.48	17,313	1.85	—	(0.37)
Net interest margin		2.95		2.96		3.38	(0.01)	(0.43)
Total deposits / cost of deposits	17,921	3.57	17,343	3.54	13,006	2.83	0.03	0.74
Total funding liabilities / cost of funds	18,793	3.60	18,163	3.57	13,873	2.90	0.03	0.70

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield Change 3Q2024 vs.
	3Q2024		2Q2024		3Q2023
	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	2Q2024	3Q2023
Loan Yield Component:
Contractual interest rate	$31,182	6.52%	$29,719	6.48%	$27,319	6.24%	0.04%	0.28%
Accretion of SBA loan discount(2)	918	0.19	1,087	0.24	1,263	0.29	(0.05)	(0.10)
Amortization of net deferred fees	23	—	(44)	(0.01)	1	—	0.01	—
Amortization of premium	(487)	(0.10)	(396)	(0.09)	(445)	(0.10)	(0.01)	—
Net interest recognized on nonaccrual loans	(61)	(0.01)	(3)	0.00	(26)	(0.01)	(0.01)	—
Prepayment penalty income and other fees(3)	310	0.06	242	0.05	138	0.03	0.01	0.03
Yield on loans	$31,885	6.66%	$30,605	6.67%	$28,250	6.45%	(0.01)%	0.21%

(1)Annualized.

(2)Includes discount accretion from SBA loan payoffs of $426 thousand, $564 thousand and $666 thousand for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
(3)Includes prepayment penalty income of $114 thousand and $26 thousand for the three months ended September 30, 2024 and June 30, 2024, respectively, from Commercial Real Estate (“CRE”) loans.

Third Quarter 2024 vs. Second Quarter 2024
Net interest income increased $312 thousand, or 1.9%, primarily due to higher interest income on loans but partially offset by higher interest expense on interest-bearing deposits and lower interest income on interest-bearing deposits in other banks. Net interest margin was 2.95%, a decrease of 1 basis point from 2.96%.
◦A $1.3 million increase in interest income on loans was primarily due to a $62.7 million, or 3.4%, increase in average balance.
◦A $578 thousand increase in interest expense on interest-bearing deposits was primarily due to a $29.4 million, or 2.0%, increase in average balance.
◦A $373 thousand decrease in interest income on interest-bearing deposits in other banks was primarily due to a $27.0 million, or 19.8%, decrease in average balance.

Third Quarter 2024 vs. Third Quarter 2023
Net interest income decreased $807 thousand, or 4.7%, primarily due to higher interest expense on interest-bearing deposits, partially offset by higher interest income on loans and higher interest-bearing deposits in other banks, as our deposit costs repriced quicker than our interest-earning asset yields following the Federal Reserve’s rate increases. Net interest margin was 2.95%, a decrease of 43 basis points from 3.38%.
◦A $4.9 million increase in interest expense on interest-bearing deposits was primarily due to a $248.4 million, or 20.3%, increase in average balance and a 63 basis point increase in average cost.
◦A $3.6 million increase in interest income on loans was primarily due to a $165.8 million, or 9.5%, increase in average balance and a 21 basis point increase in average yield.
◦A $358 thousand increase in interest income on interest-bearing deposits in other banks was primarily due to a $26.3 million, or 31.7%, increase in average balance.

Provision for Credit Losses

($ in thousands)	For the Three Months Ended
	3Q2024	2Q2024	3Q2023
Provision for credit losses on loans	$234	$627	$1,303
Provision for (reversal of) credit losses on off-balance sheet exposure	214	(10)	56
Total provision for credit losses	$448	$617	$1,359

Third Quarter 2024 vs. Second Quarter 2024
The Company recorded $448 thousand in total provision for credit losses, a decrease of $169 thousand, compared with $617 thousand. Provision for credit losses on loans decreased $393 thousand and provision for credit losses on off-balance sheet exposure increased $224 thousand.
Provision for credit losses on loans of $234 thousand was primarily due to a $215 thousand increase in the qualitative reserve driven by declining collateral values for collateral dependent CRE loans and weakening economic and business conditions.
Provision for credit losses on off-balance sheet exposure of $214 thousand was primarily due to increases in unfunded commitment balance and utilization of commitment.

Third Quarter 2024 vs. Third Quarter 2023
The Company recorded $448 thousand in total provision for credit losses, a decrease of $911 thousand, compared with $1.4 million.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
Noninterest Income
Service charges on deposits	$889	$793	$575	12.1%	54.6%
Loan servicing fees, net of amortization	693	575	468	20.5	48.1
Gain on sale of loans	2,088	2,325	1,179	(10.2)	77.1
Other income	570	491	379	16.1	50.4
Total noninterest income	$4,240	$4,184	$2,601	1.3%	63.0%

Third Quarter 2024 vs. Second Quarter 2024
Noninterest income increased $56 thousand, or 1.3%, primarily due to higher loan servicing fees and higher service charges on deposits, partially offset by lower gain on the sale of loans.
◦Loan servicing fees, net of amortization, were $693 thousand, an increase of $118 thousand from $575 thousand, primarily due to a decrease in servicing fee amortization driven by lower loan payoffs in loan servicing portfolio.

◦Service charges on deposits were $889 thousand, an increase of $96 thousand from $793 thousand, primarily due to an increase in deposit analysis fees from analysis accounts added in 2024.
◦Gain on sale of loans was $2.1 million, a decrease of $237 thousand from $2.3 million, primarily due to a lower average premium on sales. The Bank sold $35.6 million in SBA loans at an average premium rate of 7.30%, compared to the sale of $32.1 million at an average premium rate of 8.58%.

Third Quarter 2024 vs. Third Quarter 2023
Noninterest income increased $1.6 million, or 63.0%, primarily due to higher gain on sale of loans, higher service charges on deposits, and higher loan servicing fees.
◦Gain on sale of loans was $2.1 million, an increase of $909 thousand from $1.2 million, primarily due to a higher loan sold amount and a higher average premium rate. The Bank sold $35.6 million in SBA loans at an average premium rate of 7.30%, compared to the sale of $23.4 million at an average premium rate of 6.50%.
◦Service charges on deposits were $889 thousand, an increase of $314 thousand from $575 thousand, primarily due to an increase in deposit analysis fees from an increase in the number of analysis accounts.
◦Loan servicing fees were $693 thousand, an increase of $225 thousand from $468 thousand, primarily due to a decrease in servicing fee amortization driven by lower loan payoffs in loan servicing portfolio.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
Noninterest Expense
Salaries and employee benefits	$8,031	$7,568	$7,014	6.1%	14.5%
Occupancy and equipment	1,676	1,660	1,706	1.0	(1.8)
Data processing and communication	634	530	369	19.6	71.8
Professional fees	346	406	440	(14.8)	(21.4)
FDIC insurance and regulatory assessments	391	378	333	3.4	17.4
Promotion and advertising	151	151	207	—	(27.1)
Directors’ fees	154	178	164	(13.5)	(6.1)
Foundation donation and other contributions	549	539	529	1.9	3.8
Other expenses	788	779	773	1.2	1.9
Total noninterest expense	$12,720	$12,189	$11,535	4.4%	10.3%

Third Quarter 2024 vs. Second Quarter 2024
Noninterest expense increased $531 thousand, or 4.4%, primarily due to higher salaries and employee benefits, and data processing and communication.
◦Salaries and employee benefits increased $463 thousand, primarily due to increases in employee incentive accruals and employee vacation accruals.
◦Data processing and communication increased $104 thousand, primarily due to accrual adjustments made to be in line with our continued growth.

Third Quarter 2024 vs. Third Quarter 2023
Noninterest expense increased $1.2 million, or 10.3%, primarily due to higher salaries and employee benefits, and data processing and communication.
◦Salaries and employee benefits increased $1.0 million, primarily due to increases in salaries and employee benefits to support our growth and a lower accrual on employee incentives in the third quarter of 2023.
◦Data processing and communication increased $265 thousand, primarily due to additional expense to support our continued growth and a lower expense in the third quarter of 2023 from a credit received on data processing fees.

Income Tax Expense

Third Quarter 2024 vs. Second Quarter 2024
Income tax expense was $2.1 million, resulting in an effective tax rate of 28.3%, compared to income tax expense of $2.1 million, resulting in an effective tax rate of 28.2%.

Third Quarter 2024 vs. Third Quarter 2023
Income tax expense was $2.1 million, resulting in an effective tax rate of 28.3%, compared to income tax expense of $1.9 million, resulting in an effective tax rate of 27.1%. The effective tax rate for the third quarter of 2023 was lower primarily due to adjustments for differences between the prior year tax provision and the final tax returns that were applied in the quarter.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
CRE loans	$966,472	$931,284	$878,824	3.8%	10.0%
SBA loans	252,379	242,395	240,154	4.1	5.1
C&I loans	212,476	188,557	124,632	12.7	70.5
Home mortgage loans	499,666	506,873	515,789	(1.4)	(3.1)
Consumer & other loans	14	997	126	(98.6)	(88.9)
Gross loans	$1,931,007	$1,870,106	$1,759,525	3.3%	9.7%

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
CRE loans	$68,525	$41,990	$33,222	63.2%	106.3%
SBA loans	46,302	24,142	39,079	91.8	18.5
C&I loans	27,771	21,271	14,617	30.6	90.0
Home mortgage loans	10,105	13,720	9,137	(26.3)	10.6
Gross loans	$152,703	$101,123	$96,055	51.0%	59.0%

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	3Q2024	2Q2024	3Q2023
Loan Activities:
Gross loans, beginning	$1,870,106	$1,804,987	$1,716,197
New originations	152,703	101,123	96,055
Net line advances	(526)	37,929	22,146
Purchases	862	5,559	6,732
Sales	(35,576)	(32,102)	(23,377)
Paydowns	(24,798)	(19,710)	(22,169)
Payoffs	(29,642)	(36,902)	(36,024)
Decrease (increase) in loans held for sale	(1,674)	9,590	—
Other	(448)	(368)	215
Total	60,901	65,119	43,328
Gross loans, ending	$1,931,007	$1,870,106	$1,759,525

As of September 30, 2024 vs. June 30, 2024
Gross loans were $1.93 billion as of September 30, 2024, up $60.9 million from June 30, 2024, primarily due to new loan originations, partially offset by loan sales, payoffs and paydowns. New loan originations, loan sales, and loan payoffs and paydowns were $152.7 million, $35.6 million, and $54.4 million, respectively, for the third quarter of 2024, compared with $101.1 million, $32.1 million, and $56.6 million, respectively, for the second quarter of 2024.

As of September 30, 2024 vs. September 30, 2023
Gross loans were $1.93 billion as of September 30, 2024, up $171.5 million, from September 30, 2023, primarily due to and increase in new loan originations of $472.3 million, partially offset by loan sales of $132.6 million and loan payoffs and paydowns of $214.9 million.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	3Q2024		2Q2024		3Q2023
	%	Rate	%	Rate	%	Rate
Fixed rate	35.7%	5.42%	36.2%	5.39%	36.3%	4.95%
Hybrid rate	34.7	5.60	33.9	5.42	34.0	5.08
Variable rate	29.6	8.94	29.9	9.19	29.7	9.23
Gross loans	100.0%	6.52%	100.0%	6.54%	100.0%	6.27%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of September 30, 2024
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$191,036	5.96%	$282,324	5.27%	$216,044	5.13%	$689,404	5.42%
Hybrid rate	2,651	9.25	211,150	4.39	456,362	6.14	670,163	5.60
Variable rate	87,435	8.47	139,453	8.57	344,552	9.21	571,440	8.94
Gross loans	$281,122	6.77%	$632,927	5.71%	$1,016,958	6.97%	$1,931,007	6.52%

Allowance for Credit Losses

The following table presents allowance for credit losses and provision for credit losses as of and for the periods presented:

($ in thousands)	As of and For the Three Months Ended			Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
Allowance for credit losses on loans, beginning	$22,760	$22,129	$20,802	$631	$1,958
Provision for credit losses	234	627	1,303	(393)	(1,069)
Gross charge-offs	(40)	—	(492)	(40)	452
Gross recoveries	6	4	4	2	2
Net (charge-offs) recoveries	(34)	4	(488)	(38)	454
Allowance for credit losses on loans, ending	$22,960	$22,760	$21,617	$200	$1,343

Allowance for credit losses on off-balance sheet exposure, beginning	$458	$468	$367	$(10)	$91
Provision for (reversal of) credit losses	214	(10)	56	224	158
Allowance for credit losses on off-balance sheet exposure, ending	$672	$458	$423	$214	$249

Asset Quality

($ in thousands)	As of and For the Three Months Ended			Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
Loans 30-89 days past due and still accruing	$10,306	$6,652	$8,356	54.9%	23.3%
As a % of gross loans	0.53%	0.36%	0.47%	0.17	0.06

Nonperforming loans(1)	$3,620	$4,389	$4,211	(17.5)%	(14.0)%
Nonperforming assets(1)	4,857	5,626	4,211	(13.7)	15.3
Nonperforming loans to gross loans	0.19%	0.23%	0.24%	(0.04)	(0.05)
Nonperforming assets to total assets	0.20	0.25	0.20	(0.05)	—

Criticized loans(1)(2)	$16,500	$16,428	$13,790	0.4%	19.7%
Criticized loans to gross loans	0.85%	0.88%	0.78%	(0.03)	0.07

Allowance for credit losses ratios:
As a % of gross loans	1.19%	1.22%	1.23%	(0.03)%	(0.04)%
As a % of nonperforming loans	634	519	513	115	121
As a % of nonperforming assets	473	405	513	68	(40)
As a % of criticized loans	139	139	157	—	(18)
Net charge-offs (recoveries)(3) to average gross loans(4)	0.01	(0.00)	0.11	0.01	(0.10)

(1)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $11.1 million, $3.5 million and $5.2 million as of September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
(2)Consists of special mention, substandard, doubtful and loss categories.
(3)Annualized.
(4)Includes loans held for sale.
Overall, the Bank continued to maintain low levels of nonperforming loans and net charge-offs. Our allowance remained strong with an allowance to gross loans ratio of 1.19%.
◦Loans 30-89 days past due and still accruing were $10.3 million or 0.53% of gross loans as of September 30, 2024, compared with $6.7 million or 0.36% as of June 30, 2024. The increase was largely due to four home mortgage loans totaling $2.4 million and three SBA real estate loans totaling $1.3 million.
◦Nonperforming loans were $3.6 million or 0.19% of gross loans as of September 30, 2024, compared with $4.4 million or 0.23% as of June 30, 2024.
◦Nonperforming assets were $4.9 million or 0.20% of total assets as of September 30, 2024, compared with $5.6 million or 0.25% as of June 30, 2024. OREO remained the same at $1.2 million as of September 30, 2024 and June 30, 2024, which is secured by a mix-use property in Los Angeles Koreatown with 90% guaranteed by SBA.
◦Criticized loans were $16.5 million or 0.85% of gross loans as of September 30, 2024, compared with $16.4 million or 0.88% as of June 30, 2024.
◦Net charge-offs were $34 thousand or 0.01% of average loans in the third quarter of 2024, compared to net recoveries of $4 thousand, or 0.00% of average loans in the second quarter of 2024 and net recoveries of $488 thousand, or 0.11% of average loans in the third quarter of 2023.

Deposits

($ in thousands)	As of						% Change 3Q2024 vs.
	3Q2024		2Q2024		3Q2023
	Amount	%	Amount	%	Amount	%	2Q2024	3Q2023
Noninterest-bearing deposits	$561,801	27.2%	$518,456	26.7%	$605,509	33.2%	8.4%	(7.2)%
Money market deposits and others	343,188	16.6	332,137	17.1	348,869	19.1	3.3	(1.6)
Time deposits	1,159,614	56.2	1,090,228	56.2	870,793	47.7	6.4	33.2
Total deposits	$2,064,603	100.0%	$1,940,821	100.0%	$1,825,171	100.0%	6.4%	13.1%

Estimated uninsured deposits	$946,406	45.8%	$860,419	44.3%	$808,776	44.3%	10.0%	17.0%

As of September 30, 2024 vs. June 30, 2024
Total deposits were $2.06 billion as of September 30, 2024, reflecting an increase of $123.8 million from June 30, 2024, primarily due to increases of $69.4 million in time deposits and $43.3 million in noninterest-bearing deposits. Customers’ preference for high-rate deposit products continued to drive the increase in time deposits. The increase in noninterest-bearing deposits was mostly driven by balance increases in existing customers, including escrow and 1031 exchanges accounts. The composition of noninterest-bearing deposits also increased to 27.2% of total deposits from 26.7%.
As of September 30, 2024 vs. September 30, 2023
Total deposits were $2.06 billion as of September 30, 2024, up $239.4 million from September 30, 2023, primarily driven by a $288.8 million increase in time deposits, offset by decreases of $43.7 million in noninterest-bearing deposits and $5.7 million in money market deposits. Noninterest-bearing deposits, as a percentage of total deposits, decreased to 27.2% from 33.2%. The composition shift to time deposits was primarily due to customers’ preference for high-rate deposit products driven by market rate increases as a result of the Federal Reserve’s rate increases.

The following table sets forth the maturity of time deposits as of September 30, 2024:

	As of September 30, 2024
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (greater than $250)	$205,957	$189,693	$87,508	$80,133	$1,256	$564,547
Time deposits ($250 or less)	261,163	124,315	97,180	92,585	19,824	595,067
Total time deposits	$467,120	$314,008	$184,688	$172,718	$21,080	$1,159,614
Weighted average rate	5.18%	5.03%	5.16%	4.93%	3.94%	5.08%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	3Q2024	2Q2024	3Q2023
Liquidity Assets:
Cash and cash equivalents	$166,756	$127,676	$105,740
Available-for-sale debt securities	199,373	199,205	191,313
Liquid assets	$366,129	$326,881	$297,053
Liquid assets to total assets	15.3%	14.3%	13.9%

Available borrowings:
Federal Home Loan Bank—San Francisco	$397,617	$343,600	$375,874
Federal Reserve Bank	207,782	191,421	186,380
Pacific Coast Bankers Bank	50,000	50,000	50,000
Zions Bank	25,000	25,000	25,000
First Horizon Bank	25,000	25,000	25,000
Total available borrowings	$705,399	$635,021	$662,254
Total available borrowings to total assets	29.5%	27.6%	30.9%

Liquid assets and available borrowings to total deposits	51.9%	49.6%	52.6%

Capital and Capital Ratios

On October 24, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of its common stock. The cash dividend is payable on or about November 21, 2024 to all shareholders of record as of the close of business on November 7, 2024. The payment of the dividend is based primarily on dividends from the Bank to the Company, and future dividends will depend on the

Board’s assessment of the availability of capital levels to support the ongoing operating capital needs of both the Company and the Bank.

The Company also repurchased 4,610 shares of its common stock at an average price of $10.09 per share during the third quarter of 2024 under the stock repurchase program announced in August 2023. Since the announcement of the stock repurchase program in August 2023, the Company repurchased a total of 428,628 shares of its common stock at an average repurchase price of $9.37 per share through September 30, 2024.

	OP Bancorp(1)	Open Bank	Minimum Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios:
Total risk-based capital ratio	12.79%	12.69%	10.00%	10.50%
Tier 1 risk-based capital ratio	11.57	11.47	8.00	8.50
Common equity tier 1 ratio	11.57	11.47	6.50	7.00
Leverage ratio	9.30	9.22	5.00	4.00

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers.

OP Bancorp				Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
Risk-Based Capital Ratios:
Total risk-based capital ratio	12.79%	13.26%	13.31%	(0.47)%	(0.52)%
Tier 1 risk-based capital ratio	11.57	12.01	12.09	(0.44)	(0.52)
Common equity tier 1 ratio	11.57	12.01	12.09	(0.44)	(0.52)
Leverage ratio	9.30	9.28	9.63	0.02	(0.33)
Risk-weighted Assets ($ in thousands)	$1,876,698	$1,776,821	$1,707,318	5.62	9.92

ABOUT OP BANCORP
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties in California, the Dallas metropolitan area in Texas, and Clark County in Nevada and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates eleven full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has five loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, Lynnwood, Washington, and Fairfax, Virginia. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the effects of substantial fluctuations in, and continuing elevated levels of, interest rates on our borrowers’ ability to perform in accordance with the terms of their loans and on our deposit customers’ expectation for higher rates on deposit products; cybersecurity risks, including the potential for the occurrence of successful cyberattacks and our ability to prevent and to mitigate the harms resulting from any such attacks; infrastructure risks and similar circumstances that affect our and our customers’ ability to communicate and to engage in routine online banking activities; business and economic conditions, particularly those affecting the financial services industry and our primary market areas; risks of international conflict, terrorism, civil unrest and domestic instability; the continuing effects of inflation and monetary policies, particularly those relating to the decisions and indicators of intent expressed by the Federal Reserve Open Markets Committee, as those circumstances impact our operations and our current and prospective borrowers and depositors; our ability to balance deposit liabilities and liquidity sources (including our ability to reprice those instruments and balancing our borrowings and investments to keep pace with changing market conditions) so as to meet current and expected withdrawals while promoting strong earning capacity; our ability to manage our credit risk successfully and to assess, adjust and monitor the sufficiency of our allowance for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; the impacts of credit quality on our earnings and the related effects of increases to the reserve on our net income; our ability effectively to execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other banks and from credit unions and non-bank financial services companies, many of which are subject to less restrictive or less costly regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; practical and regulatory constraints on the ability of Open Bank to pay dividends to us; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; including internal controls that affect the reliability of our publicly reported financial statements; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance, particularly with respect to the effects of predictions of future economic conditions as those circumstances affect our estimates for the adequacy of our allowance for credit losses and the related provision expense; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
Assets
Cash and due from banks	$24,519	$21,771	$21,748	12.6%	12.7%
Interest-bearing deposits in other banks	142,237	105,905	83,992	34.3	69.3
Cash and cash equivalents	166,756	127,676	105,740	30.6	57.7
Available-for-sale debt securities, at fair value	199,373	199,205	191,313	0.1	4.2
Other investments	16,520	16,367	16,100	0.9	2.6
Loans held for sale	8,160	6,485	—	25.8	n/m
CRE loans	966,472	931,284	878,824	3.8	10.0
SBA loans	252,379	242,395	240,154	4.1	5.1
C&I loans	212,476	188,557	124,632	12.7	70.5
Home mortgage loans	499,666	506,873	515,789	(1.4)	(3.1)
Consumer loans	14	997	126	(98.6)	(88.9)
Gross loans receivable	1,931,007	1,870,106	1,759,525	3.3	9.7
Allowance for credit losses	(22,960)	(22,760)	(21,617)	0.9	6.2
Net loans receivable	1,908,047	1,847,346	1,737,908	3.3	9.8
Premises and equipment, net	4,961	4,716	5,378	5.2	(7.8)
Accrued interest receivable, net	9,479	8,555	7,996	10.8	18.5
Servicing assets	10,877	11,043	11,931	(1.5)	(8.8)
Company owned life insurance	22,739	22,566	22,071	0.8	3.0
Deferred tax assets, net	12,288	14,117	15,061	(13.0)	(18.4)
Other real estate owned	1,237	1,237	—	—	n/m
Operating right-of-use assets	7,870	8,348	8,993	(5.7)	(12.5)
Other assets	19,673	23,019	20,184	(14.5)	(2.5)
Total assets	$2,387,980	$2,290,680	$2,142,675	4.2%	11.4%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$561,801	$518,456	$605,509	8.4%	(7.2)%
Money market and others	343,188	332,137	348,869	3.3	(1.6)
Time deposits greater than $250	564,547	533,857	420,162	5.7	34.4
Other time deposits	595,067	556,371	450,631	7.0	32.1
Total deposits	2,064,603	1,940,821	1,825,171	6.4	13.1
Federal Home Loan Bank advances	75,000	115,000	95,000	(34.8)	(21.1)
Accrued interest payable	19,483	15,504	13,552	25.7	43.8
Operating lease liabilities	8,417	9,000	9,926	(6.5)	(15.2)
Other liabilities	16,874	14,369	14,719	17.4	14.6
Total liabilities	2,184,377	2,094,694	1,958,368	4.3	11.5
Shareholders' equity:
Common stock	73,697	73,749	77,632	(0.1)	(5.1)
Additional paid-in capital	11,713	11,441	10,606	2.4	10.4
Retained earnings	131,588	127,929	117,483	2.9	12.0
Accumulated other comprehensive loss	(13,395)	(17,133)	(21,414)	(21.8)	(37.4)
Total shareholders’ equity	203,603	195,986	184,307	3.9	10.5
Total liabilities and shareholders' equity	$2,387,980	$2,290,680	$2,142,675	4.2%	11.4%

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
Interest income
Interest and fees on loans	$31,885	$30,605	$28,250	4.2%	12.9%
Interest on available-for-sale debt securities	1,626	1,590	1,519	2.3	7.0
Other interest income	1,788	2,162	1,417	(17.3)	26.2
Total interest income	35,299	34,357	31,186	2.7	13.2
Interest expense
Interest on deposits	17,921	17,343	13,006	3.3	37.8
Interest on borrowings	872	820	867	6.3	0.6%
Total interest expense	18,793	18,163	13,873	3.5	35.5
Net interest income	16,506	16,194	17,313	1.9	(4.7)
Provision for credit losses	448	617	1,359	(27.4)	(67.0)
Net interest income after provision for credit losses	16,058	15,577	15,954	3.1	0.7
Noninterest income
Service charges on deposits	889	793	575	12.1	54.6
Loan servicing fees, net of amortization	693	575	468	20.5	48.1
Gain on sale of loans	2,088	2,325	1,179	(10.2)	77.1
Other income	570	491	379	16.1	50.4
Total noninterest income	4,240	4,184	2,601	1.3	63.0
Noninterest expense
Salaries and employee benefits	8,031	7,568	7,014	6.1	14.5
Occupancy and equipment	1,676	1,660	1,706	1.0	(1.8)
Data processing and communication	634	530	369	19.6	71.8
Professional fees	346	406	440	(14.8)	(21.4)
FDIC insurance and regulatory assessments	391	378	333	3.4	17.4
Promotion and advertising	151	151	207	—	(27.1)
Directors’ fees	154	178	164	(13.5)	(6.1)
Foundation donation and other contributions	549	539	529	1.9	3.8
Other expenses	788	779	773	1.2	1.9
Total noninterest expense	12,720	12,189	11,535	4.4	10.3
Income before income tax expense	7,578	7,572	7,020	0.1	7.9
Income tax expense	2,142	2,136	1,899	0.3	12.8
Net income	$5,436	$5,436	$5,121	—%	6.2%

Book value per share	$13.75	$13.23	$12.17	3.9%	13.0%
Earnings per share - basic	0.36	0.36	0.33	—	9.1
Earnings per share - diluted	0.36	0.36	0.33	—	9.1

Shares of common stock outstanding, at period end	14,811,671	14,816,281	15,149,203	—%	(2.2)%
Weighted average shares:
- Basic	14,812,118	14,868,344	15,131,587	(0.4)%	(2.1)%
- Diluted	14,812,118	14,868,344	15,140,577	(0.4)	(2.2)

KEY RATIOS

	For the Three Months Ended			% Change 3Q2024 vs.
	3Q2024	2Q2024	3Q2023	2Q2024	3Q2023
Return on average assets (ROA)(1)	0.94%	0.95%	0.96%	—%	—%
Return on average equity (ROE)(1)	10.95	11.23	11.07	(0.3)	(0.1)
Net interest margin(1)	2.95	2.96	3.38	—	(0.4)
Efficiency ratio	61.31	59.81	57.92	1.5	3.4

Total risk-based capital ratio	12.79%	13.26%	13.31%	(0.5)%	(0.5)%
Tier 1 risk-based capital ratio	11.57	12.01	12.09	(0.4)	(0.5)
Common equity tier 1 ratio	11.57	12.01	12.09	(0.4)	(0.5)
Leverage ratio	9.30	9.28	9.63	—	(0.3)

(1)Annualized.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Nine Months Ended
	3Q2024	3Q2023	% Change
Interest income
Interest and fees on loans	$92,632	$81,549	13.6%
Interest on available-for-sale debt securities	4,676	4,647	0.6
Other interest income	5,261	3,686	42.7
Total interest income	102,569	89,882	14.1
Interest expense
Interest on deposits	50,939	35,308	44.3
Interest on borrowings	2,951	2,117	39.4
Total interest expense	53,890	37,425	44.0
Net interest income	48,679	52,457	(7.2)
Provision for credit losses	1,210	1,021	18.5
Net interest income after provision for credit losses	47,469	51,436	(7.7)
Noninterest income
Service charges on deposits	2,294	1,566	46.5%
Loan servicing fees, net of amortization	2,040	1,909	6.9
Gain on sale of loans	6,116	5,847	4.6
Other income	1,560	1,179	32.3
Total noninterest income	12,010	10,501	14.4
Noninterest expense
Salaries and employee benefits	23,440	21,947	6.8
Occupancy and equipment	4,991	4,874	2.4
Data processing and communication	1,651	1,465	12.7
Professional fees	1,147	1,180	(2.8)
FDIC insurance and regulatory assessments	1,143	1,220	(6.3)
Promotion and advertising	451	528	(14.6)
Directors’ fees	489	535	(8.6)
Foundation donation and other contributions	1,628	1,876	(13.2)
Other expenses	2,126	2,118	0.4
Total noninterest expense	37,066	35,743	3.7
Income before income tax expense	22,413	26,194	(14.4)
Income tax expense	6,315	7,448	(15.2)
Net income	$16,098	$18,746	(14.1)%

Book value per share	$13.75	$12.17	13.0%
Earnings per share - basic	1.06	1.21	(12.4)
Earnings per share - diluted	1.06	1.21	(12.4)

Shares of common stock outstanding, at period end	14,811,671	15,149,203	(2.2)%
Weighted average shares:
- Basic	14,890,479	15,158,365	(1.8)%
- Diluted	14,890,479	15,169,794	(1.8)

KEY RATIOS

	For the Nine Months Ended
	3Q2024	3Q2023	% Change
Return on average assets (ROA)(1)	0.95%	1.18%	(0.2)%
Return on average equity (ROE)(1)	11.00	13.69	(2.7)
Net interest margin(1)	2.99	3.45	(0.5)
Efficiency ratio	61.08	56.77	4.3

Total risk-based capital ratio	12.79%	13.31%	(0.5)%
Tier 1 risk-based capital ratio	11.57	12.09	(0.5)
Common equity tier 1 ratio	11.57	12.09	(0.5)
Leverage ratio	9.30	9.63	(0.3)

(1)Annualized.

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	3Q2024	2Q2024	3Q2023
Nonaccrual loans(1)	$3,620	$4,389	$4,211
Loans 90 days or more past due, accruing	—	—	—
Nonperforming loans	3,620	4,389	4,211
OREO	1,237	1,237	—
Nonperforming assets	$4,857	$5,626	$4,211

Criticized loans by risk categories:
Special mention loans	$4,540	$3,339	$3,651
Classified loans(1)(2)	11,960	13,089	10,139
Total criticized loans	$16,500	$16,428	$13,790

Criticized loans by loan type:
CRE loans	$5,249	$5,896	$5,130
SBA loans	10,144	9,771	6,169
C&I loans	1,107	550	—
Home mortgage loans	—	211	2,491
Total criticized loans	$16,500	$16,428	$13,790

Nonperforming loans / gross loans	0.19%	0.23%	0.24%
Nonperforming assets / gross loans plus OREO	0.25	0.30	0.24
Nonperforming assets / total assets	0.20	0.25	0.20
Classified loans / gross loans	0.62	0.70	0.58
Criticized loans / gross loans	0.85	0.88	0.78

Allowance for credit losses ratios:
As a % of gross loans	1.19%	1.22%	1.23%
As a % of nonperforming loans	634	519	513
As a % of nonperforming assets	473	405	513
As a % of classified loans	192	174	213
As a % of criticized loans	139	139	157

Net charge-offs (recoveries)	$34	$(4)	$488
Net charge-offs (recoveries)(3) to average gross loans(4)	0.01%	(0.00)%	0.11%

(1)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $11.1 million, $3.5 million and $5.2 million as of September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
(2)Consists of substandard, doubtful and loss categories.
(3)Annualized.
(4)Includes loans held for sale.

($ in thousands)	3Q2024	2Q2024	3Q2023
Accruing delinquent loans 30-89 days past due
30-59 days	$4,095	$3,774	$5,979
60-89 days	6,211	2,878	2,377
Total	$10,306	$6,652	$8,356

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	3Q2024			2Q2024			3Q2023
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$109,003	$1,474	5.29%	$135,984	$1,847	5.37%	$82,752	$1,116	5.28%
Federal funds sold and other investments	16,432	314	7.65	16,307	315	7.72	16,176	301	7.44
Available-for-sale debt securities, at fair value	199,211	1,626	3.26	195,512	1,590	3.25	199,205	1,519	3.05
CRE loans	944,818	14,759	6.21	908,073	13,742	6.09	856,911	12,207	5.65
SBA loans	270,282	7,107	10.46	259,649	7,116	11.02	248,960	7,303	11.64
C&I loans	187,163	3,642	7.74	172,481	3,367	7.85	117,578	2,340	7.90
Home mortgage loans	503,148	6,364	5.06	501,862	6,348	5.06	516,465	6,393	4.95
Consumer loans	541	13	9.37	1,219	32	10.44	274	7	10.01
Loans(2)	1,905,952	31,885	6.66	1,843,284	30,605	6.67	1,740,188	28,250	6.45
Total interest-earning assets	2,230,598	35,299	6.30	2,191,087	34,357	6.29	2,038,321	31,186	6.08
Noninterest-earning assets	88,747			89,446			84,580
Total assets	$2,319,345			$2,280,533			$2,122,901

Interest-bearing liabilities:
Money market deposits and others	$343,429	$3,601	4.17%	$338,554	$3,494	4.15%	$352,424	$3,487	3.93%
Time deposits	1,127,078	14,320	5.05	1,102,587	13,849	5.05	869,675	9,519	4.34
Total interest-bearing deposits	1,470,507	17,921	4.85	1,441,141	17,343	4.84	1,222,099	13,006	4.22
Borrowings	80,326	872	4.32	77,314	820	4.27	79,891	867	4.31
Total interest-bearing liabilities	1,550,833	18,793	4.82	1,518,455	18,163	4.81	1,301,990	13,873	4.23
Noninterest-bearing liabilities:
Noninterest-bearing deposits	528,126			529,179			599,262
Other noninterest-bearing liabilities	41,892			39,301			36,620
Total noninterest-bearing liabilities	570,018			568,480			635,882
Shareholders’ equity	198,494			193,598			185,029
Total liabilities and shareholders’ equity	$2,319,345			2,280,533			2,122,901

Net interest income / interest rate spreads		$16,506	1.48%		$16,194	1.48%		$17,313	1.85%
Net interest margin			2.95%			2.96%			3.38%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,998,633	$17,921	3.57%	$1,970,320	$17,343	3.54%	$1,821,361	$13,006	2.83%
Total funding liabilities / cost of funds	2,078,959	18,793	3.60	2,047,634	18,163	3.57	1,901,252	13,873	2.90

(1)Annualized.
(2)Includes loans held for sale.

	For the Nine Months Ended
	3Q2024			3Q2023
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$106,022	$4,310	5.34%	$78,736	$2,965	4.97%
Federal funds sold and other investments	16,335	951	7.76	14,575	721	6.59
Available-for-sale debt securities, at fair value	195,383	4,676	3.19	206,448	4,647	3.00
CRE loans	918,149	42,230	6.14	845,340	35,209	5.57
SBA loans	263,126	21,436	10.88	262,130	21,459	10.94
C&I loans	164,927	9,679	7.84	117,850	6,772	7.68
Home mortgage loans	505,669	19,207	5.06	504,188	18,069	4.78
Consumer & other loans	1,046	80	10.10	994	40	5.40
Loans(2)	1,852,917	92,632	6.68	1,730,502	81,549	6.30
Total interest-earning assets	2,170,657	102,569	6.30	2,030,261	89,882	5.91
Noninterest-earning assets	88,594			84,044
Total assets	$2,259,251			$2,114,305

Interest-bearing liabilities:
Money market deposits and others	$349,766	$11,035	4.21%	$373,041	$9,838	3.53%
Time deposits	1,061,609	39,904	5.02	833,603	25,470	4.09
Total interest-bearing deposits	1,411,375	50,939	4.82	1,206,644	35,308	3.91
Borrowings	88,743	2,951	4.44	63,078	2,117	4.49
Total interest-bearing liabilities	1,500,118	53,890	4.80	1,269,722	37,425	3.94
Noninterest-bearing liabilities:
Noninterest-bearing deposits	523,951			628,569
Other noninterest-bearing liabilities	40,141			33,377
Total noninterest-bearing liabilities	564,092			661,946
Shareholders’ equity	195,041			182,637
Total liabilities and shareholders’ equity	$2,259,251			2,114,305

Net interest income / interest rate spreads		$48,679	1.50%		$52,457	1.97%
Net interest margin			2.99%			3.45%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,935,326	$50,939	3.52%	1,835,213	$35,308	2.57%
Total funding liabilities / cost of funds	2,024,069	53,890	3.56	1,898,291	37,425	2.64

(1)Annualized.
(2)Includes loans held for sale.